Exhibit 3.25

BY-LAWS

OF

SEMILLON ACQUISITION CORP.

(a New York Corporation)

ARTICLE I.

Offices

1.1. Principal Office. The principal office of the Corporation shall be in the County of Monroe, in the State of New York.

1.2. Other Offices. The Corporation may have such other offices and places of business, within or without the State of New York, as shall be determined by the Board of Directors.

ARTICLE II.

Shareholders

2.1. Place of Meetings. Meetings of the shareholders may be held at such place or places, within or without the State of New York, as shall be fixed by the Board of Directors and stated in the notice of meeting.

2.2. Annual Meeting. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the Board of Directors.

2.3. Notice of Annual Meeting. Written notice of the annual meeting shall be given to each shareholder of record entitled to vote, at least ten days prior to the meeting.

2.4. Special Meeting. Special meetings of the shareholders for any purpose or purposes may be called by the President or Secretary and must be called upon receipt by either of them of the written request of the holders of twenty-five percent of the stock then outstanding and entitled to vote.

2.5. Notice of Special Meeting. Written notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder of record entitled to vote, at least ten days prior to the meeting. The notice shall also set forth at whose direction it is being issued.

2.6. Waiver of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

2.7. Quorum. At any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote, shall constitute a quorum for all purposes, except as otherwise provided by law or the Certificate of Incorporation.

2.8. Voting. At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and, except as may be otherwise provided by the Certificate of Incorporation, shall have one vote for each share of stock registered in his name.

Except as otherwise provided by statute, or by the Certificate of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the shareholders shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Except as otherwise provided by statute, or by the Certificate of Incorporation, the members of the Board of Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

2.9. Adjourned Meeting. Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

2.10. Action by Written Consent of Shareholders. Whenever by any provision of statute or of the Certificate of Incorporation or of these By-Laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

2.11. Participation by Conference Telephone. The Shareholders of the corporation, or any committee designated by the Shareholders may participate in a meeting of the Shareholders or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting shall constitute presence at such meeting.

ARTICLE III.

Directors

3.1. Number. The number of the Board of Directors of the Corporation shall be at least one (1) but no more than twenty, who shall hold office for the term of one year and until his successor is elected and qualify. The number of Board of Directors may be increased or decreased from time to time by amendment to these By-Laws made by a majority of the Board of Directors or by the shareholders. The directors need not be shareholders.

3.2. Powers. The Board of Directors may adopt such rules and regulations for the conduct of its meeting, the exercise of its power and the management of the affairs of the Corporation as it may deem proper, not inconsistent with the laws of the State of New York, the Certificate of Incorporation or these By-Laws.

In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do such lawful actions and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

3.3. Meeting, Quorum, Action Without Meeting. Meeting of the Board of Directors may be held at any place, either within or outside the State of New York, provided a quorum be in attendance. Except as may be otherwise provided by the Certificate of Incorporation or by the Business Corporation Law, a majority of the Board of Directors in office shall constitute a quorum at any meeting of the Board of Directors and the vote of a majority of a quorum of the Board of Directors shall constitute the act of the Board of Directors.

A majority of the Board of Directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice.

The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders. The time and place of regular meetings of the Board of Directors may be established by resolution adopted by the Board of Directors, and such meetings may be held without notice. The Chairman of the Board (if any) or the President or Secretary may call, and at the request of any one director, must call a special meeting of the Board of Directors, five days’ notice of which shall be given by mail, or two days’ notice personally or by telegraph or cable to each director. Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting, prior thereto or at its commencement, the lack of notice to him or who submits a signed waiver of notice whether before or after the meeting. A notice, or waiver of notice, need not specify the purpose of the meeting.

Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of such Board of Directors or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of Directors or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or Committee shall be filed with the minutes of the proceedings of the Board of Directors or Committee.

3.4. Chairman. At all meetings of the Board of Directors, the Chairman of the Board of Directors, if any and if present, shall preside. If there shall be no Chairman of the Board of Directors or he shall be absent, then the President shall preside, and in his absence a Chairman of the Board of Directors chosen by the Board of Directors shall preside.

3.5. Vacancies, Removal. Except as otherwise provided in the Certificate of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors with cause and newly created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

Except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, any one or more of the directors may be removed, (a) either with or without cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the Corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or, (b) with cause, by action of the Board of Directors at any regular or special meeting of the Board of Directors. A vacancy or vacancies occurring from removal with cause may be filled at the special meeting of shareholders or at a regular or special meeting of the Board of Directors. Vacancies occurring by reason of the removal of a director or directors without cause by vote of the shareholders may be filled only by a majority vote of the shareholders.

3.6. Resignation. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

3.7. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from its members an Executive Committee or other committee or committees, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.

ARTICLE IV.

Officers

4.1. Number, Qualifications, Election and Term of Office. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, Assistant Vice President, Assistant Secretary and Assistant Treasurer, as the Board of Directors may, from time to time, deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices, except the offices of the President and Secretary, may be held by the same person.

The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board of Directors following the annual meeting of shareholders.

Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election and until his successor shall have been elected and qualified, or until his death, resignation or removal.

4.2. Duties of Officers. Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be specifically conferred or imposed by the Board of Directors. The President shall be the chief executive officer of the Corporation.

4.3. Removal. Any officer may be removed, either with or without cause, and a successor elected by the Board of Directors at any time.

4.4. Vacancies. A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause may, at any time, be filled for the unexpired portion of the term of the Board of Directors.

4.5. Salaries. The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

ARTICLE V.

Capital Stock

5.1. Form and Execution of Certificates. Certificates of stock shall be in such form as required by the Business Corporation Law of the State of New York and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chairman or a Vice-Chairman of the Board (if any) or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

5.2. Transfer. Transfer of shares shall be made only upon the books of the Corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.

5.3. Lost or Destroyed Certificates. The holder of any certificate representing shares of stock of the Corporation may notify the Corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction. The Board of Directors may require the holder of he lost or destroyed certificate to give the Corporation a bond sufficient to indemnify the Corporation against loss or liability by reason of the issuance of such new certificates. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

5.4. Record Date. In lieu of closing the books of the Corporation, the Board of Directors may fix, in advance, a date, not exceeding fifty days, not less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.

ARTICLE VI.

Miscellaneous

6.1. Dividends. Subject to applicable law, the Board of Directors may declare dividends from time to time upon the capital stock of the Corporation from the surplus or net profits available therefor.

6.2. Seal. The Board of Directors shall provide a suitable corporate seal which shall be in charge of the Secretary and shall be used as authorized by me By-Laws.

6.3. Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

6.4. Checks, Notes, etc. Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the Board of Directors.

The funds of the Corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner as may be determined from time to time by the Board of Directors.

6.5. Notice and Waiver of Notice. Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing, by telegram, or by facsimile transmission, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in a post office or post box in a sealed postpaid wrapper, addressed to such shareholder, officer or director, at such address as appears on the books of the Corporation and such notice shall be deemed to have been given on the day of such deposit.

ARTICLE VII.

Amendments

7.1. By Shareholders. These By-Laws may be amended at any shareholders’ meeting by vote of the shareholders holding a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding stock having voting power, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

7.2. By Directors. These By-Laws may be amended, repealed or adopted by the Board of Directors but any By-Law adopted by the Board of Directors may be amended or repealed by the shareholders holding a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding stock having voting power at the time entitled to vote in the election of any directors.

WRITTEN CONSENT

OF THE

SOLE SHAREHOLDER

OF

ANGIOTECH BIOCOATINGS CORP.

The undersigned, the sole shareholder of Angiotech BioCoatings Corp., a New York corporation (the “Company”), hereby consents in writing as of the date hereof to the adoption of the following resolutions pursuant to the New York Business Corporation Law and orders that this written consent be filed with the minutes of the proceedings of the Company:

RESOLVED, that pursuant to Section 7.1 of Article VII of the bylaws of the Company (the “Bylaws”), Section 3.1 of Article III of the Bylaws is hereby amended in its entirety to read as follows:

“3.1. Number. The number of the Board of Directors of the Corporation shall be three, who shall hold office for the term of one year and until his successor is elected and qualified. The number of Board of Directors may be increased or decreased from time to time by amendment to these By-Laws made by a majority of the Board of Directors at a properly noticed meeting, by unanimous written consent of all of the Board of Directors or by a majority of the shareholders. The directors need not be shareholders.”

FURTHER RESOLVED, that the following persons are elected to serve as directors of the Company until their successors are elected and duly qualified:

David D. McMasters

David W. Parker

FURTHER RESOLVED, that David M. Hall shall continue to act as a director of the Company, until the qualification and election of his successor.

IN WITNESS WHEREOF, the undersigned has hereunto set his hands as of the 2nd day of May, 2005.

ANGIOTECH PHARMACEUTICALS (US), INC.

By:	/s/ David Hall
Name:	David Hall
Title:	Chief Financial Officer